Exhibit 10.11

Pasadena Capital Partners, LLC

4949 Hedgecoxe Rd., Suite 280

Plano, TX 75024

This agreement between Barnabus Energy (BBSE) and Pasadena Capital Partners, LLC (PCP) designates that PCP will contract with an outside party to provide independent research service for the period of one year:

•	PCP will contract with an independent CFA to provide research coverage for BBSE for a one year period.
•	BBSE will have full distribution rights to any completed research materials.
•	PCP will provide one (1) initial research report and four (4) research updates during the period of coverage.

Compensation payable to Pasadena Capital Partners inconsideration for this program will be.

$18,000 cash from Barnabus Energy.

For Barnabus Energy

Name	Title	Date
Kerry Nagy	Director	10/5/05

For Pasadena Capital Partners

Name	Title	Date
John Pentony		10/5/05